UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2005

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1020 Stewart Drive

Sunnyvale, California 95085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 29, 2005 Monolithic System Technology, Inc. (the “Company”) announced that on April 25, 2005 its board of directors renewed an outstanding authorization for the Company to repurchase its common stock.  The board of directors’ prior authorization for the Company to purchase up to $25 million of the Company’s common stock expired on April 19, 2005.  The new authorization allows for the repurchase of up to $20 million of the Company’s common stock over the next twelve months.  The share repurchases may be made, from time to time, in the open market subject to market conditions and other factors, including self-imposed black-out periods during which the Company and its insiders are prohibited from trading in the Company’s common stock.  While blackout periods typically occur towards the end of a fiscal quarter in anticipation of the public release of quarterly earnings, the Company may impose a blackout period at any time without advance public notice.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release of April 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

Date: April 29, 2005	By:	/s/ Mark Voll
Mark Voll

Vice President, Finance & Administration, Chief Financial Officer, Secretary and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of April 29, 2005